Exhibit (c) (iii)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation "[**]".

# Grindrod Shipping Holdings

## M&A Committee Discussion Materials

GRINDROD SHIPPING

March 24, 2022 / Confidential

Jefferies LLC

Member SIPC

Jefferies

# Disclaimer

The information contained in this document was based solely on publicly available information and information made available to Jefferies LLC ("Jefferies") by Grindrod Shipping Ltd. (the "Company"). Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors, representatives or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. Any recipient of the information contained herein should seek advice from its own independent tax advisor, legal counsel and/or other advisor with respect to such matters.

This presentation is confidential and may not be distributed to any other person or replicated in any form without the prior written consent of Jefferies.

# Table of Contents

# Situation Overview

# Situation Overview

As of market close on March 23, 2022, shares of Grindrod Shipping Holdings Ltd. ("GRIN", "Grindrod", or the "Company") are trading at $24.45 per share – up approximately 40% year-to-date

- Dry bulk shipping markets remain buoyant despite a tumultuous global macro landscape including the Russian invasion of Ukraine and potential demand-related risks from increasing COVID lockdowns in China
- GRIN core operating segment indices BHSI and BSI have performed well in 2022, averaging slightly below the historic highs seen in 2021 but still triple the averages observed in 2020

On December 13, 2021 Taylor Maritime Investments Ltd. ("TMI") announced the acquisition of a ~22.6% stake in GRIN for $77.9 million from Remgro Limited in a private, off-market transaction

- TMI is a London-listed investment company (LSE:TMI) formed in 2021 with a current market capitalization of $446 million. TMI owns and operates, through its affiliated management company, a fleet of 31 geared dry bulk vessels

On March 7, 2022, TMI submitted a non-binding indicative proposal (the "Proposal") to acquire 100% of Grindrod

- At time of submission, TMI was the largest shareholder in GRIN at ~26.6%

Concurrently, GRIN and its advisors have been engaged in ongoing dialogues with select US-listed dry bulk shipping peers regarding a possible merger or acquisition of the Company

- Discussions have occurred with [**] and [**], both of which have previously registered interest in exploring a potential transaction utilizing an NAV-to-NAV relative value construct
- In discussions with Jefferies within the past week, both [**] and [**] have reaffirmed their interest in exploring a potential deal; however, the dialogues have not yet yielded concrete proposals due primarily to concerns around TMI's blocking position

# Grindrod Shipping Holdings Ltd. (NASDAQ:GRIN)

## Trading Update

($Millions, except per share data)

## 12-month Price Performance



Price ($)
Volume (mm shares)
12-Mo Price Performance: +246.4%
8/18/21: Announces the implementation of a new dividend and capital return policy, planning to return ~30% of net income via a combination of dividends and share repurchases
9/22/21: Announced the underwritten public secondary offering of ~1.8 million shares by certain existing shareholders, priced at $13.50 per share
11/17/21: Announced the repurchase of a combined total of 91,871 shares in Q3'21 at an average price of $14.38 per share, as well as an additional 33,467 shares in Q2'21 at an average price of ~$8.47 per share
12/9/21: Announced the repurchase of a combined total of 591,673 shares in Q4'21 at an average price of $14.38 per share
7/27/21: Acquired the remaining 31.14% equity stake in its IVS Bulk joint venture from Bain Credit for a total consideration of $46.3 million
11/17/21: Announced the first quarterly dividend under the new capital return policy of $0.72 per share
2/16/22: Announced a $0.72 per share dividend for Q4'21, the second quarterly dividend under the new capital return policy
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Volume
Price

## Key Metrics

| Grindrod Trading Stats as of 03/23/22 | | |
|---|---|---|
| Last Share Price | $ | 24.45 |
| % of 52-Week High | | 90.2% |
| 52-Week High (03/03/22) | $ | 27.10 |
| 52-Week Low (03/30/21) | $ | 6.63 |
| Total Enterprise Value | $ | 605.0 |
| TEV / 2022E EBITDA | | 3.31x |
| 90-day Avg. Daily Trading (000s shares) | | 458.9 |
| 90-day Avg. Daily Trading (000s USD) | $ | 9,154 |
| 12-mo. Avg. Daily Trading (000s shares) | | 227.4 |
| 12-mo. Avg. Daily Trading (000s USD) | $ | 3,156 |

## Volume Weighted Average Price per Share



$22.15
$23.93
$21.75
$20.80
$18.76
$17.24
$24.45
10-Day
30-Day
60-Day
90-Day
180-Day
365-Day
Current Price

Source: FactSet, Capital IQ, and publicly available materials. Market data as of 03/23/22.

Jefferies

# Grindrod Net Asset Value

($Millions, unless otherwise stated)

## NAV Build



1
2
2
2
2
3
4
5
6
$615.8
$113.8
$9.4
$(245.7)
$5.2
$30.5
$45.9
$(13.3)
$29.03 / share
$561.7
Fleet Value
Cash
NWC
Debt
Net Other Assets(1)
TC-in Charter Value
Purchase Option Value
Q1'22 Div. Payable
NAV

1. Owned fleet value is the blended average of VesselsValue as of 03/23/22 and age adjusted values as provided by Clarksons Shipping Intelligence ("CRSL") as of 03/23/22
2. As reported for the quarter ended 12/31/21
3. TC-in value calculated utilizing CRSL period charter rates as of 03/23/22 and a 10% discount rate
4. Purchase option value calculated utilizing age adjusted values from CRSL at the nearest purchase option declaration date and a 10% discount rate
5. Adjustment to reflect Q1'22 dividend payment
6. NAV per share calculated utilizing fully diluted share count of 19,348,695[2]

(1) Net Other Assets calculated as the difference of all other assets less other other liabilities and excludes items that comprise the NAV build calculation.
(2) Fully diluted shares outstanding comprised of 18.485mm shares outstanding plus 0.864mm in share awards per Company's 6-K for the period ending in 12/31/21.

# TMI Proposal Summary

# Taylor Maritime Investments Ltd.

## Company Summary

TAYLOR MARITIME INVESTMENTS

### Overview

Taylor Maritime Investments is an internally managed closed-end investment company specializing in Japanese geared dry bulk assets

TMI went public in a $254 million IPO in May 2021 and is listed on the Premium Segment of the Main Market of the London Stock Exchange. The company raised ~$160 million in new capital

– In July 2021, TMI raised an additional $75 million in a follow-on offering. Proceeds from the offering, use of its undrawn revolver and organically generated cash flow were utilized to acquire an additional 9 Japanese Handysize vessels

The fleet is currently comprised of 31 vessels comprised of Handysize and Supramax segments, including 1 vessel that delivered to TMI in February 2022 and 3 announced vessel sales not yet delivered to their buyers

As of December 31, 2021, TMI reported an unaudited Net Asset Value of $474 million or $1.44 / share

– Adjusted values forward to March 2022, TMI's NAV is estimated to be $1.60 / share

### TMI Key Events Related to Grindrod Shipping

December 13, 2021: Announced acquisition of 22.6% stake in GRIN for $77.9 million

January 28, 2022: Closing of acquisition of stake in GRIN

February 7, 2022: JSE disclosure of 26.64% TMI stake including open market purchases(1)

March 7, 2022: TMI submits non-binding indicative proposal

### TMI Investment Company Parameters

| | |
|---|---|
| Exchange | Premium Listing on the LSE (LSE:TMI) |
| Structure | Closed-end fund |
| Valuation | Net Asset Value-based |
| Board of Directors | Majority independent board of directors |
| Leverage | Capped at 25% |
| Management | Internally managed |
| Assets & Concentration | • No single vessel represents 20% of NAV<br>• No charterer represents more than 25% of NAV<br>• Exposure to spot market capped at 25% of NAV<br>• No investment will be made in cruise ships, passenger ships, Ro-Ros, tugboats, offshore |
| Dividend | • 7% initial yield and total NAV return of 10 – 12% per annum |
| Continuation Resolution | • After 7 years and every 5 years thereafter |

### Directors & Management

| Board of Directors | | Selected Experience |
|---|---|---|
| Nicholas Lykiardopulo | Independent Chairman | Neda Maritime |
| Christopher Buttery | Non-Executive Director | Pacific Basic, Epic Gas |
| Helen Tveitan | Independent Non-Exec. Director | Carisbrooke Shipping |
| Trudy Clark | Independent Non-Exec. Director | KPMG |
| Sandra Platts | Independent Non-Exec. Director | Kleinwort Benson |

| Management Team | |
|---|---|
| Edward Buttery | Chief Executive Officer, Executive Director |
| Alexander Slee | Chief Operating Officer |
| Yam Lay Tan | Chief Financial Officer |
| Camilla Pierrepont | Chief Strategy Officer |

(1) Percentage based on TMI's public filing and assumes 18.5mm shares outstanding

# TMI Proposal

Submitted March 7, 2022

| | |
|---|---|
| Transaction | Acquire 100% of GRIN shares not currently held by TMI (or approximately 13.6 million shares outstanding)<br>TMI owns approximately 4.9 million shares, or ~26.6% of shares outstanding |
| Offer Structure | All-cash proposal<br>Intention to undertake proposed transaction via Singaporean scheme of arrangement, or, alternatively via direct takeover offer |
| Offer Price | Range of $23.00 - $26.00 per share<br>Subject to completion of diligence and changes in asset value |
| Timeline | Assumes a 4-6 week diligence process to complete due diligence and satisfy the proposal's stated pre-conditions |
| Pre-Conditions to Firm Offer | Satisfactory completion of due diligence<br>Agreement by GRIN to enter Singaporean scheme of arrangement<br>Finalization of funding arrangements<br>Irrevocable recommendation for the proposal by GRIN Board of Directors<br>Final approval from TMI Board of Directors |
| TMI Funding Sources | Undisclosed<br>Proposal specified TMI has received indications of support from potential funding providers |
| Diligence | Internal operating and financial forecasts<br>Material contract review<br>Various management discussions, including retention<br>Capital structure and financings review<br>Employment, pensions and share schemes, and tax review by jurisdiction |
| Appointed Advisors | Legal: Norton Rose Fulbright, Shook Lin & Bok (Singapore)<br>Financial: Evercore, Rand Merchant Bank |

# Taylor Maritime Investments Ltd. (LSE:TMI)

## Trading Overview

($Millions, except per share data)

## Price Performance Since IPO



Price ($)
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
Volume (mm shares)
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
7/26/21: Completed follow-on offering of ~63.2 million shares at a price of $1.15 per share, for total proceeds of $75 million
8/11/21: Announced the acquisition of 7 Japanese-built geared Handysize bulk vessels, ranging in size from 28k - 37k DWT, for a total consideration of $107.8 million; fully utilizing proceeds from the July '21 follow-on offering, as well as cash-on-hand and a revolving credit facility draw
12/13/21: Announced the acquisition of a 22.6% stake in Grindrod Shipping Holdings Ltd. via a private, off-market acquisition from Remgro Limited, at the time Grindrod's largest shareholder
Price Performance Since IPO: +32.5%
5/27/21: Trading begins after a $1.00 per share IPO on the Premium Segment of the London Stock Exchange
2/9/22: Large GRIN shareholder PointState announced the sale of the entirety of its holdings in TMI, selling ~28.5 million existing ordinary shares (~8.6% of Taylor Maritime's issued ordinary share capital to-date) in a secondary sale transaction
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Volume
Price

## Key Metrics

| Taylor Maritime Trading Stats as of 03/23/22 | | |
|---|---|---|
| Current Share Price | $ | 1.34 |
| % of 52-Week High | | 93.1% |
| 52-Week High (11/02/21) | $ | 1.44 |
| 52-Week Low (05/27/21) | $ | 1.00 |
| Net Asset Value | $ | 533.4 |
| NAV per Share | $ | 1.60 |
| Price / NAV | | 83.5% |
| 90-day Avg. Daily Trading (000s shares) | | 305.7 |
| 90-day Avg. Daily Trading (000s USD) | $ | 397 |

## Top 10 Shareholders

| Investor | Shares Held | % Owned | Market Value |
|---|---|---|---|
| Christian Oldendorff | 36.3 | 10.9% | $ 48.7 |
| M&G Investment Management | 21.1 | 6.3% | 28.2 |
| Fidelity Investment Management | 18.3 | 5.5% | 24.5 |
| Waverton Investment Management | 15.2 | 4.6% | 20.4 |
| West Yorkshire Pension Fund | 14.0 | 4.2% | 18.7 |
| Taylor Point (MI) Ltd. | 12.7 | 3.8% | 17.0 |
| Jupiter Asset Management | 8.7 | 2.6% | 11.7 |
| Newton Investment Management | 4.4 | 1.3% | 5.9 |
| Valu-Trac Investment Management | 4.4 | 1.3% | 5.9 |
| CG Asset Management | 4.3 | 1.3% | 5.8 |
| Top-10 Shareholders | 139.3 | 41.9% | $ 186.7 |
| Other Shareholders | 193.2 | 58.1% | 258.9 |
| Total FDSO and Market Cap (1) | 332.5 | 100.0% | $ 445.6 |

Christopher Buttery has a non-controlling interest in Taylor Point (MI) Ltd.

Inclusive of this entity and personal holdings, the Buttery family owns ~4.0% of TMI's ordinary shares outstanding

Source: FactSet, Capital IQ, and Taylor Maritime Investments publicly available materials. Market data as of 03/23/22.

(1) Fully diluted share count includes 2.295mm in share awards.

# Taylor Maritime Investments Net Asset Value

($Millions, unless otherwise stated)

## NAV Build



1
2
3
4
$1.60 / share
$553.4
($122.0)
$102.0
$533.4
Fleet Value
Debt
Net Other Assets
NAV

1. Owned fleet value is the blended average of VesselsValue as of 03/23/22 and age adjusted values as provided by Clarksons Shipping Intelligence ("CRSL") as of 03/23/22(1)
2. As reported for the quarter ended 12/31/21
3. Net Other Assets as reported for quarter end 12/31/21 and adjusted to reflect the delivery of final Seed asset in February 2022
4. NAV per share calculated utilizing shares outstanding of 332,538,337(2)

(1) Includes vessel delivered in February 2022 as well as announced vessel sales as of 03/23/22.
(2) Fully diluted shares outstanding comprised of 330.243mm shares outstanding as of February 2022 plus 2.295mm in share awards per Interim report for the period ending in 09/30/21.

# Grindrod & Taylor Maritime Investments Side-by-Side Comparison

| GRINDROD SHIPPING | | TAYLOR MARITIME INVESTMENTS |
|---|---|---|
| 32[1] | Fleet size | 31[2] |
| 6.5 years | Average Age | 11.2 years |
| 1.5 million[3] | Deadweight Tonnage | 1.1 million |
| $245.7 million | Debt[4] | $122.0 million |
| $561.7 million ($29.03 / share) | Net Asset Value[5] | $533.4 million ($1.60 / share) |
| $473.1 million ($24.45 / share) | Market Capitalization | $445.6 million ($1.34 / share) |
| 84.2% | Price / NAV | 83.5% |
| 90.2% | % 52-week High | 93.1% |
| 19.3 million[6] | Fully Diluted Shares Outstanding | 332.5 million |
| 458,920 | 90D Average Daily Volume | 305,660 |
| $9.2 million | 90D Average Daily Dollar Volume | $0.4 million |
| 50.9% | Top 10 Shareholder Ownership | 41.9% |

(1) Includes owned and TC-in fleet.
(2) Includes vessel delivered in February 2022 as well as announced vessel sales as of 03/23/22.
(3) Includes GRIN's MR2 tanker vessel Matuku.
(4) As of 12/31/21.
(5) Grindrod and Taylor Maritime NAV utilizing 12/31/21 balance sheet information and using average fleet value from CRSL database and VesselsValue as of 03/23/22.
(6) Includes share rewards for both Grindrod and Taylor Maritime, as of latest available filing.

Source: FactSet, Capital IQ, and company materials and filings. Market data as of 03/23/22.

# Dry Bulk Market Overview

# Market Overview – Dry Bulk Earnings

## Key Points

Dry bulk charter rates have strongly recovered from the bottoms reached in early 2020 due to the global pandemic

Uncertainty around the long-term economic implications as well as lockdowns across the globe in Q1 & Q2 2020, led spot rates to multi-year lows for both Ultramax and Handysize segments

In Q3 2020, on the back of unprecedented global economic stimulus and low commodity inventories, charter rates showed signs of recovery, ending the year at multi year highs

In 2021, dry bulk market momentum continued with rates reaching levels not seen in over a decade – the Baltic Handysize Index averaged over $25,000 for the year, levels last observed in 2008

– Increased infrastructure spending and strong global economic growth, combined with the rebound from COVID-related shutdowns, led to a rise in demand for commodities, further bolstered by a historically low orderbook as well as widespread port congestion and delays that further reduced effective vessel supply

## Ultramax


$ /Day
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Baltic Supramax Index (BSI-58)
1yr TC
Average | BSI-Index | 1Yr TC
2022 YTD | $ 24,430 | $ 28,609
2021 | 26,605 | 24,154
2020 | 8,173 | 11,468
$31,250
$29,936
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22

## Handysize


$ /Day
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Baltic Handysize Index (BHSI-38)
1yr TC
Average | BHSI-Index | 1Yr TC
2022 YTD | $ 23,122 | $ 22,031
2021 | 25,546 | 18,499
2020 | 8,002 | 8,294
$26,822
$24,750
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22

Source: CRSL.

# Market Overview – Dry Bulk Values

## Key Points

Low day rate environment in recent years coupled with increased environmental regulations (IMO 2020, ballast water treatment systems) led to increased scrapping of older marginal tonnage

The global orderbook of dry bulk vessels is currently at a historical low of just ~7% of the existing fleet

- Ultramax / Supramax orderbook to fleet ratio currently stands at ~6.0%
- Handysize orderbook to fleet ratio stands at 18-year low of ~4.6%

Favorable supply / demand fundamentals and multi-year high charter rates have led to significant increases in secondhand values in 2021, while the strong momentum has continued in 2022

## Ultramax


$mm
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
5y/o
10y/o
$33.0
$22.5
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22

| Average | 5y/o | 10y/o |
|---|---|---|
| 2022 YTD | $ 32.0 | $ 21.8 |
| 2021 | 26.4 | 17.6 |
| 2020 | 18.9 | 11.1 |

## Handysize


$mm
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
5y/o
10y/o
$28.0
$18.5
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22

| Average | 5y/o | 10y/o |
|---|---|---|
| 2022 YTD | $ 27.8 | $ 18.3 |
| 2021 | 21.5 | 14.1 |
| 2020 | 15.5 | 8.5 |

Source: CRSL.

# Public Comparable Companies

## Dry Bulk Universe

($Millions, unless otherwise stated)

### Net Asset Value



Median: $1,002
$2,663
$2,470
$2,088
$1,087
$1,002
$694
$562
$533
$498
Star Bulk
Pacific Basin
Golden Ocean
Eagle Bulk
Genco
Safe Bulkers
Grindrod Shipping
Taylor Maritime Investments
Diana Shipping

### Market Capitalization



Median: $999
$3,029
$2,953
$2,449
$1,106
$999
$556
$483
$473
$446
Star Bulk
Pacific Basin
Golden Ocean
Eagle Bulk
Genco
Safe Bulkers
Diana Shipping
Grindrod Shipping
Taylor Maritime Investments

### TEV / 2022E

| Enterprise Value | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| $3,631 | $4,114 | $1,164 | $941 | $875 | $1,307 | $605 | $2,906 | $568 |



Median: 4.2x
6.2x
4.5x
4.4x
4.2x
4.2x
4.1x
3.3x
2.9x
NA
Golden Ocean
Star Bulk
Genco
Safe Bulkers
Diana Shipping
Eagle Bulk
Grindrod Shipping
Pacific Basin
Taylor Maritime Investments (2)

### Price-to-NAV



Median: 100%
120%
117%
114%
102%
100%
97%
84%
84%
80%
Pacific Basin
Golden Ocean
Star Bulk
Eagle Bulk
Genco
Diana Shipping
Grindrod Shipping
Taylor Maritime Investments
Safe Bulkers

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 03/23/22.

(1) Estimated NAV utilize balance sheet data where market pricing is unavailable or not applicable. Charter adjustments made where rates are disclosed and corresponding market estimates are available.

(2) Taylor Maritime Investments does not report cash & cash equivalents separately in its quarterly NAV reporting.

# Public Comparable Companies (Cont'd)

## Dry Bulk Universe

($Millions, unless otherwise stated)

### Loan-to-Value



Median: 40%
17%
21%
22%
23%
40%
41%
43%
44%
49%
Pacific Basin
Genco
Taylor Maritime Investments
Eagle Bulk
Grindrod Shipping
Safe Bulkers
Star Bulk
Golden Ocean
Diana Shipping

### Debt & Preferred / Capitalization[1]



Median: 34%
12%
19%
21%
21%
34%
34%
36%
51%
51%
Pacific Basin
Genco
Eagle Bulk
Taylor Maritime Investments
Star Bulk
Grindrod Shipping
Golden Ocean
Diana Shipping
Safe Bulkers

### 90-Day Average Trading Volume ($000's)



Median: $14,990
$69,096
$35,300
$16,380
$15,113
$14,990
$9,154
$5,422
$3,238
$397
Star Bulk
Golden Ocean
Eagle Bulk
Genco
Pacific Basin
Grindrod Shipping
Safe Bulkers
Diana Shipping
Taylor Maritime Investments

### Fully-Delivered Dry Bulk Fleet Count (# of vessels)



Total Deadweight Tonnage (mdwt)
14.1
5.2
13.3
3.2
3.9
4.5
4.4
1.5
1.1
Median: 49
Handysize
Ultramax/Supramax
Kamsarmax/Panamax
Newcastlemax/Capesize
128
37
50
41
122
79
42
1
88
2
31
55
53
53
49
43
6
44
27
17
35
19
16
31
15
16
31
29
2
Star Bulk
Pacific Basin
Golden Ocean
Eagle Bulk
Safe Bulkers
Genco
Diana Shipping
Grindrod Shipping(2)
Taylor Maritime Investments

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 03/23/22.

(1) Capitalization is the sum of equity market cap plus total debt plus preferred equity outstanding.

(2) Excludes Grindrod's owned MR2 Tanker.

# Dry Bulk Comparable Companies

| | Share Price (USD) 3/23/2022 | % of 52-week High | Equity Value | Total Enterprise Value | NAV / Share | EV / '22 EBITDA | EV / '23 EBITDA | P / NAV |
|---|---|---|---|---|---|---|---|---|
| Dry Bulk Peers | | | | | | | | |
| Star Bulk | $ 29.61 | 92.5% | $ 3,028.9 | $ 4,113.6 | $ 26.03 | 4.5x | 4.8x | 113.7% |
| Golden Ocean | 12.18 | 93.0% | 2,448.6 | 3,630.6 | 10.39 | 6.2x | 6.4x | 117.3% |
| Eagle Bulk | 65.42 | 94.8% | 1,105.8 | 1,307.2 | 64.30 | 4.1x | 4.9x | 101.7% |
| Genco | 23.34 | 99.3% | 998.5 | 1,163.9 | 23.42 | 4.4x | 4.5x | 99.7% |
| Safe Bulkers | 4.57 | 84.0% | 555.9 | 941.1 | 5.71 | 4.2x | 4.5x | 80.1% |
| Diana Shipping | 5.13 | 80.7% | 483.2 | 875.3 | 5.28 | 4.2x | 4.5x | 97.1% |
| Pacific Basin | 0.54 | 93.6% | 2,952.7 | 2,906.2 | 0.46 | 2.9x | 3.0x | 119.5% |
| Taylor Maritime Investments | 1.34 | 93.1% | 445.6 | 567.6 | 1.60 | N/A | N/A | 83.5% |
| | | | | | Mean | 4.4x | 4.7x | 101.6% |
| | | | | | Median | 4.2x | 4.5x | 100.7% |
| Grindrod Shipping | $ 24.45 | 90.2% | $ 473.1 | $ 605.0 | $ 29.03 | 3.3x | 3.6x | 84.2% |

Sources: Capital IQ, FactSet, public filings, Clarksons Shipping Intelligence, VesselsValue. Market data as of 03/23/21.

# Selected Comparable Transactions

| Announced Date | Target / Seller | Acquirer | Transaction Enterprise Value | Est. Adjusted Asset Value(2) | Est. Transaction EV / Adj. Asset Value(3) | Est. Relative P / NAV | Premium to Last Close(4) |
|---|---|---|---|---|---|---|---|
| Aug-21 | Navios Maritime Acquisition(1) | Navios Maritime Partners | $960 | $1,054 | 90% | 109% | 65% |
| Mar-21 | Diamond S Shipping (1) | International Seaways | $1,017 | $1,275 | 80% | 98% | 6% |
| Jan-21 | Navios Maritime Containers (1) | Navios Maritime Partners | 273 | 444 | 62% | 127% | 21% |
| Apr-19 | Epic Gas | BW Group | 360 | NA | NA | 42%(*) | 24% |
| Dec-18 | Capital Product Partners LP (1) | Diamond S Shipping | 535 | 505 | 106% | 111% | NA |
| Dec-18 | Hafnia Tankers (1) | BW Tankers | N/A | NA | NA | 100% | NA |
| Oct-18 | Poseidon Containers | Global Ship Lease | 632 | 760 | 83% | 86% | NA |
| May-17 | Navig8 Product Tankers | Scorpio Tankers | 1,169 | 1,173 | 100% | 98% | NA |
| Mar-17 | BW Offshore | DHT Holdings | 538 | NA | NA | 100% | NA |
| Dec-17 | Gener8 Maritime (1) | Euronav | 1,717 | 1,741 | 99% | 104% | 35% |

Est. Transaction EV / Adj. Asset Value — Median: 90% Mean: 89%

Est. Relative P / NAV — Median: 100% Mean: 99%

Premium to Last Close — Median: 23% Mean: 29%

(*) Transactions excluded as est. price to NAV metrics determined not to be meaningful — Median: 102% Mean: 104%

Designates stock for stock transactions

Source: Company filings and presentations, Wall Street research, CRSL, Mergermarket, other publicly available information.
(1) 100% stock for stock public mergers where estimated Price / NAV reflects relative NAV / NAV percentage for merger consideration.
(2) Adjusted Asset Value estimated using the reported fleet value, net working capital, charter adjustments and certain other asset adjustments as available.
(3) EV / Adj. Asset Value is calculated by dividing the transaction enterprise value by adjusted asset value.
(4) Represents implied acquisition price vs. unaffected price in transactions with multiple public proposal.

Jefferies

# Strategic Alternatives

# Menu of Potential Strategic Alternatives

| | 1 Status Quo | 2 Cash Sale to TMI | 3 Strategic Merger with TMI | 4 Alternate Sale or Merger Transaction – e.g. [**] [**] or [**] | 5 Acquisition Strategy |
|---|---|---|---|---|---|
| Description | Forego strategic transaction<br>Educate investors on Grindrod differentiation | Sale to TMI in an all-cash transaction | Stock for Stock Merger with TMI | Explore stock merger or cash sale with alternative strategic parties | Explore acquisition of privately held peers<br>Mechanism for larger private owner to go public |
| Benefits | No management distraction<br>Full flexibility<br>Communicate to the market near-term growth opportunities (e.g. exercise of purchase option in YE 2022) | Ability to monetize unique, at-scale premium positioning in consolidating industry<br>Opportunity for full exit & change-of-control premium<br>Proposal of cash consideration is relatively rare in shipping transactions | Crystallize sale price at relative high in dry bulk cycle after significant share price gains<br>In event of stock deal, existing shareholders have opportunity to share in potential upside of combined business (e.g., synergies, increased scale) | Other strategic buyers may be able to offer a more attractive premium than TMI<br>Existing shareholders have opportunity to share in potential upside of combined business (e.g., increased scale, synergies) assuming some form of stock consideration is offered | Maintain future control of GRIN<br>Existing shareholders will benefit from future share of synergies and growth |
| Considerations | Limited growth options to increase scale<br>No near-term catalyst to create market reassessment<br>– Sub-NAV trading range prevents growth equity issuance | Management distraction to conduct process<br>Uncertain financing sources<br>Extended proposed timeline | In stock deal, cede control to merger partner board given relative size<br>South Africa shareholders require a cash payout<br>Share consideration likely poses jurisdictional filing and reporting challenges<br>Alignment of objectives between the two parties, including valuation | TMI's shareholding in the Company represents a blocking position and makes it difficult for other parties to engage<br>Uncertain if other all-cash deals are available<br>Share consideration likely poses jurisdictional filing and reporting challenges | May impact operational control depending on size of acquisition targets<br>Potential for TMI to block any transaction of scale |

# Potential Next Steps

Further Actions:

- Detailed discussion of TMI offer if the Board of Directors determines it is of interest to explore a transaction
- Assess communication strategy
- Respond to TMI
- Begin assembling data to address TMI's key diligence items, including:
  - Internal operating and financial forecasts and projection models
  - Material contracts and third-party agreements, including charter party agreements
  - Capital structure detail, including borrowings and liabilities
  - Employment, pensions and share schemes, and tax review

Areas for Consideration:

- Timeframe for completion of diligence, regulatory filing requirements and consummation of a transaction
- TMI offer valuation
- Transaction legal structuring